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                      KRAMER LEVIN NAFTALIS & FRANKEL LLP
                                919 THIRD AVENUE
                           NEW YORK, N.Y. 10022-3852



TEL (212) 715-9100
FAX (212) 715-8000                                           47, AVENUE HOCHE
                                                                75008 PARIS
                                                                   FRANCE


                                 June 21, 2000



North American Government Bond Fund, Inc.
535 Madison Avenue, 30th Floor
New York, New York 10022


Re:  North American Government Bond Fund, Inc.
     Post-Effective Amendment No. 9
     File No. 33-53598; ICA No. 811-7292
     -----------------------------------

Gentlemen:

         We hereby consent to the reference of our firm as Counsel in this Post-Effective Amendment No. 9 to Registration Statement No. 33-53598 on Form N-1A.

                                  Very truly yours,

                                  /s/ Kramer Levin Naftalis & Frankel LLP